Exhibit 23.3

RP® FINANCIAL, LC.
Serving the Financial Services Industry Since 1988

May 26, 2010

Boards of Directors
K-Fed Mutual Holding Company
K-Fed Bancorp
Kaiser Federal Bank
1359 North Grand Avenue, Suite 200
Covina, California  91724

Members of the Boards of Directors:

We hereby consent to the use of our firm’s name in the Form AC Application for Conversion for K-Fed Mutual Holding Company and in the Form S-1 Registration Statement for Kaiser Federal Financial Group, Inc., in each case as amended and supplemented.  We also hereby consent to the inclusion of, summary of and reference to our Appraisal and our statements concerning subscription rights and liquidation rights in such filings including the prospectus of Kaiser Federal Financial Group.

Sincerely,

RP FINANCIAL, LC.

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